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                                                                       EXHIBIT 8


                          WALLER LANSDEN DORTCH & DAVIS

                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966
                                 (615) 244-6380
  FACSIMILES                                            809 SOUTH MAIN STREET
(615) 244-6804                                               P. O. BOX 1035
(615) 244-5686                                          COLUMBIA, TN 38402-1035
                                                             (615) 388-6031


                                November 18, 1997


JDN Realty Corporation
3340 Peachtree Road
Suite 1530
Atlanta, Georgia 30326

                  RE: JDN REALTY CORPORATION -- PROSPECTUS SUPPLEMENT (TO THE PROSPECTUS DATED OCTOBER 30, 1997)

Ladies and Gentlemen:

         We have acted as special tax counsel to JDN Realty Corporation, a Maryland corporation (the "Company"), in connection with the public offering of up to 3,000,000 shares of common stock of the Company together with up to an additional 450,000 shares of common stock subject to an underwriters' over-allotment option (collectively, the "Shares"), as more fully described in the Company's Prospectus Supplement dated November 12, 1997 (to the Prospectus dated October 30, 1997), pursuant to a Registration Statement on Form S-3 (File No. 333-38611) (the "Registration Statement"). In connection with the public offering, you have requested our opinion that the Company is qualified as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") for its taxable years ending December 31, 1994, December 31, 1995, and December 31, 1996 and its current method of organization and operation will enable it to continue to qualify as a REIT. All capitalized terms in this opinion which are defined in the Registration Statement or the Prospectus Supplement shall have the same respective meanings as set forth in the Registration Statement or the Prospectus Supplement pertaining to the offering.

         In rendering our opinion, we have examined and relied upon the following documents and other materials:

         1. Schedules prepared or delivered by officials of the Company setting forth:

                  (a) REIT taxable and gross income for the short taxable year ended December 31, 1994 and for fiscal years ended December 31, 1995 and 1996, together with a schedule of actual dividends distributed and projected dividends to be distributed in accordance with Code Section 858 and compliance with the distribution requirements of Code Section 857(a);


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JDN Realty Corporation
November 18, 1997
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                  (b) Compliance with the applicable REIT ratios or tests for the fiscal years ended December 31, 1994, 1995, and 1996 and projected compliance with such tests for the fiscal year ending December 31, 1997, including:

                  Income tests:
                  (1)   95% gross income test for the year;
                  (2)   75% gross income test for the year;
                  (3)   30% gross income test for the year; and

                  Asset tests:
                  (1) 75% asset test at the end of each quarter through September 30, 1997;
                  (2) 25% asset test at the end of each quarter through September 30, 1997;
                  (3) 10% asset test at the end of each quarter through September 30, 1997;
                  (4) 5% asset test at the end of each quarter through September 30, 1997.

         2. The Company's certificate, dated as of November 18, 1997.

         In addition, we have examined such additional records, documents, certificates and other instruments and made such investigations of fact and law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         In rendering our opinion, we have relied upon the following representations of the Company. To the extent that the representations of the Company are with respect to matters set forth in the Code or Treasury Regulations, we have discussed with the Company's officers the relevant provisions of the Code, the applicable Treasury Regulations and published administrative interpretations thereof.

         1. The common stock of the Company has been since the completion of the initial public offering, and will continue to be beneficially owned by over 100 shareholders (persons), as defined for purposes of Section 856(a)(5) of the Code; and five or fewer shareholders have not owned, directly or indirectly under the rules of Section 544 as modified by Section 856(h) of the Code, at any time since the completion of the initial public offering, over 50% in value of the stock of the Company; and no shareholder will own, directly or indirectly, over 8% in number of shares or value of the outstanding stock of the Company; provided, however, that "Excluded Holders" may hold up to the "Excluded Holder Ownership Limit," as such terms are defined in the Company's Charter.

         2. The Company has at all times and will continue to comply with any and all procedural requirements for REIT status set forth in Sections 856 through 860 of the Code and the regulations thereunder, including the timely making of such elections and the obtaining and disclosing of such information as is required on the federal tax return to be filed by the Company.


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JDN Realty Corporation
November 18, 1997
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         3. Additional properties acquired will constitute "real estate assets"
and any other investments made by the REIT will be made in a manner to satisfy the asset tests of Section 856(c) of the Code.

         4. The income from existing and additional leases entered into or acquired and the income from other investments will not cause the Company to fail to satisfy the income tests of Section 856(c) of the Code.

         5. The Company will actually operate in accordance with its past and proposed method of operation as described in its filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934.

         6. The Company had no undistributed "C" corporation earnings and profits at December 31, 1994, December 31, 1995 or December 31, 1996.

         7. The representations contained in the Company's certificate, dated as of November 18, 1997, are accurate.

         8. All partnerships in which the Company may have an ownership interest will own only "real estate assets" and cash reserves. All activities of those partnerships will consist of activities permitted to be undertaken by a REIT and income, other than interest income on cash reserves, shall be "rents from real property."

         9. Each corporation in which the Company has acquired or acquires an equity interest shall either be a "Qualified REIT Subsidiary" under Section 856(i) of the Code or the Company will not own over ten percent (10%) of the outstanding voting securities of such corporation or other issuer and the securities owned of such issuer will not be greater in value than five percent (5%) of the value of the total assets of the Company.

         On the basis of and in reliance of the foregoing, we wish to advise you that under current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), in our opinion:

                  (a) the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1994, December 31, 1995, and December 31, 1996 and the Company's current organization and method of operation will enable it to continue to meet the current requirements for qualification and taxation as a REIT under the Code; and

                  (b) the discussion in the Company's Form 8-K dated March 25, 1997, incorporated into the Prospectus under the heading "Federal Income Tax and ERISA Considerations" and the discussion in the Prospectus Supplement under the heading "Certain Federal Income Tax Considerations" are correct in all material respects and fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Shares.


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JDN Realty Corporation
November 18, 1997
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         The Company's qualification and taxation as a REIT depend upon the
Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in or incorporated by reference into the Registration Statement with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. Waller Lansden Dortch & Davis, A Professional Limited Liability Company will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of operations of the Company and its subsidiaries, the sources of their income, the nature of their assets, the level of the Company's distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement and under the caption "Federal Income Tax Considerations" in the Prospectus.

                                        Very truly yours,


                                        /s/ WALLER LANSDEN DORTCH & DAVIS
                                        A Professional Limited Liability Company